Exhibit (a)(i)

PJSC “LUKOIL”

AND

CITIBANK, N.A.,

As Depositary,

AND

ALL OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES
OUTSTANDING UNDER THE TERMS OF THE
AMENDED AND RESTATED DEPOSIT AGREEMENT,
DATED AS OF MARCH 11, 1998

_______________________________________

Amendment No. 1
to
Deposit Agreement

_______________________________________

Dated as of [________], 2017

Table of Contents

Page

i

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, dated as of [________], 2017 (the “Amendment”), by and among PJSC “LUKOIL”, a public joint stock company organized under the laws of the Russian Federation (the “Company”), Citibank, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as successor Depositary (the “Depositary”) under the Original Deposit Agreement (as defined below), and all Owners and Beneficial Owners from time to time of American Depositary Shares outstanding under the Original Deposit Agreement (as defined below).
WITNESSETH THAT:

WHEREAS, the Company and The Bank of New York Mellon entered into that certain Amended and Restated Deposit Agreement, dated as of March 11, 1998 (the “Original Deposit Agreement”), for the creation of American Depositary Shares (“ADSs”) representing Shares (as defined in the Original Deposit Agreement) deposited thereunder and for the execution and delivery of American Depositary Receipts (“ADRs”) in respect of the ADSs; and

WHEREAS, the Company wishes to appoint Citibank, N.A. as successor depositary and desires to (x) amend the Original Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Original Deposit Agreement to reflect such change, and (y) give notice thereof to all Owners (as defined in the Original Deposit Agreement) of ADSs; and

WHEREAS, pursuant to Section 6.01 of the Original Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Original Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Original Deposit Agreement as Exhibit A for the purposes set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary (acting as successor depositary to The Bank of New York Mellon pursuant to Section 5.04 of the Original Deposit Agreement) hereby agree to amend the Original Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed as Exhibit A to the Original Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01    Definitions.  Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Original Deposit Agreement.

SECTION 1.02    Effective Date.  The term “Effective Date” shall mean the date set forth above and, subject to Section 2.01 of this Amendment, as of which this Amendment shall become effective.

ARTICLE II

AMENDMENTS TO ORIGINAL DEPOSIT AGREEMENT

SECTION 2.01    Amendments Binding on all Owners and Beneficial Owners.  From and after the Effective Date, the Original Deposit Agreement, as amended by this Amendment (as so amended, the “Deposit Agreement”), shall be binding on all Owners and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Owners and Beneficial Owners of ADSs issued after the Effective Date, except that any amendment to the Original Deposit Agreement effected by this Amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs and such other expenses), or that otherwise prejudices any substantial right of Owners, shall not become effective as to Owners and Beneficial Owners of ADSs issued under the Original Deposit Agreement and outstanding as of the Effective Date until the expiration of thirty (30) days after notice of this Amendment shall have been given to the Owners of such ADSs in accordance with the terms of Section 3.02 of this Amendment.

SECTION 2.02    Amendment to Original Deposit Agreement and Outstanding ADRs.  Notwithstanding anything contained in the Original Deposit Agreement or in any ADR outstanding as of the Effective Date:

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(a)
From and after the Effective Date, the Depositary will be Citibank, N.A., a national banking association organized under the laws of the United States of America, whose principal office is located at 388 Greenwich Street, New York, New York 10013, and as a result, from and after the Effective Date, all references in the Original Deposit Agreement, and in any ADR then outstanding, to the “Depositary” will mean Citibank, N.A.

(b)	The Company hereby appoints Citibank, N.A., and Citibank, N.A. hereby confirms its acceptance of appointment by the Company, as successor Depositary effective as of the Effective Date.

(c)
From and after the Effective Date, the Custodian will be Sberbank of Russia, whose principal office is located at 19 Vavilova Street, Moscow 119997, Russia, and as a result, from and after the Effective Date, all references in the Original Deposit Agreement, and in any ADR then outstanding, to the “Custodian” will mean Sberbank of Russia, unless a successor, substitute or additional Custodian is appointed pursuant to the terms of the Deposit Agreement.

(d)
From and after the Effective Date, all references in the Original Deposit Agreement, and in any ADR then outstanding, to the “Corporate Trust Office” of the Depositary shall refer to 388 Greenwich Street, New York, New York 10013, USA, the address at which the Depositary’s depositary receipts business is administered as of the date of this Amendment.

(e)
Persons who own beneficial interests in the ADSs issued under the terms of the Original Deposit Agreement and outstanding as of the Effective Date shall, from and after the Effective Date, be treated as Beneficial Owners of ADS(s) under the Deposit Agreement.

(f)
ADSs and ADRs issued and outstanding under the Original Deposit Agreement as of the Effective Date shall, from and after the Effective Date, for all purposes be treated as ADSs and ADRs, as applicable, issued and outstanding hereunder and shall, from and after the Effective Date, be subject to the terms and conditions of this Amendment and the Deposit Agreement in all respects, except that any amendment to the Original Deposit Agreement or to the ADRs effected by this Amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs and such other expenses), or that otherwise prejudices any substantial right of Owners, shall not become effective as to ADSs or ADRs, or Owners and Beneficial Owners of ADSs or ADRs, as applicable, issued under the Original Deposit Agreement and outstanding as of the Effective Date until the expiration of thirty (30) days after notice of this Amendment shall have been given to the Owners of such ADSs or ADRs, as applicable.

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(g)
The securities, cash and other property delivered to the Custodian and the Depositary in respect of ADSs outstanding as of the Effective Date under the Original Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the Effective Date, be considered to be, and treated as, Deposited Securities under the Deposit Agreement in all respects.

(h)
The “Owners” (as defined in the Original Deposit Agreement) of ADSs issued under the terms of the Original Deposit Agreement and outstanding as of the Effective Date shall, for all purposes from and after the Effective Date, be Owners under the terms of the Deposit Agreement.

(i)
The Depositary shall not be liable for any acts or omissions of a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

SECTION 2.03    Amendments to Original Deposit Agreement.

1.           Amendments of Defined Terms in Original Deposit Agreement.  Article 1 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in the Deposit Agreement:

SECTION 1.01   American Depositary Shares/ADSs.  The terms “American Depositary Share(s)” and “ADS(s)” shall mean the securities representing the interests in the Deposited Securities.  Each American Depositary Share shall represent one (1) Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 of the Deposit Agreement or a change in Deposited Securities covered by Section 4.08 of the Deposit Agreement with respect to which additional ADSs are not issued and delivered, and thereafter ADSs shall evidence the amount of Shares or Deposited Securities specified in such Sections.  ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.10 of the Deposit Agreement.  Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement (which may give rise to Depositary fees).

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SECTION 1.02   Beneficial Owner.  The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Securities, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Securities represented by the ADSs for the benefit of the Owners and Beneficial Owners of the corresponding ADSs.  The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Securities held on behalf of the Owners and Beneficial Owners of ADSs.  The beneficial ownership interests in the Deposited Securities are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Securities.  The beneficial ownership interests in the Deposited Securities shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Owners of such ADSs, by the Owners of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Owners and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Owner of such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Owner of the ADSs owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, an Owner shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.  The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement.

SECTION 1.03    Certificated ADS(s).  The term “Certificated ADSs” shall have the meaning set forth in Section 2.10 of the Deposit Agreement.

SECTION 1.04    Citibank.  The term “Citibank” shall mean Citibank, N.A., a national banking association organized under the law of the United States of America, and its successors.

SECTION 1.05    Commission.  The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.06    Company.  The term “Company” shall mean PJSC “LUKOIL”, a public joint stock company incorporated under the laws of the Russian Federation, and its successors.

SECTION 1.07    Corporate Trust Office/Principal Office.  The terms “Corporate Trust Office” and “Principal Office”, when used with respect to the Depositary, shall mean the office of the Depositary at which at any particular time its depositary receipts business shall be administered (as specified in the ADRs issued from time to time pursuant to the terms of the Deposit Agreement).

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SECTION 1.08    Custodian.  The term “Custodian” shall mean Sberbank of Russia, whose principal office is located at 19 Vavilova Street, Moscow 119997, Russia, as agent of the Depositary for the purposes of the Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.09    Deliver/Delivery.  The terms “Deliver” and Delivery” shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Russian Share Registrar (as hereinafter defined) or in the book-entry settlement of the Russian Central Securities Depository, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

SECTION 1.10    Deposit Agreement.  The term “Deposit Agreement” shall mean the Amended and Restated Deposit Agreement, dated as of March 11, 1998, as the same may be amended from time to time in accordance with the provisions of the Deposit Agreement.

SECTION 1.11    Depositary.  The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the terms of the United States of America, and any successor as depositary hereunder.

SECTION 1.12    Deposited Securities.  The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05 of the Deposit Agreement.  All Deposited Securities shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Owners and Beneficial Owners of the ADSs representing the Deposited Securities.  The Deposited Securities are not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees.  Notwithstanding the foregoing, the collateral delivered in connection with Pre-Release transactions described in Section 2.09 of the Deposit Agreement shall not constitute Deposited Securities.

SECTION 1.13    Dollars; Rubles.  The terms “Dollars” or “U.S.$” shall mean United States dollars. The terms “Rubles” or “R” shall mean the national currency of the Russian Federation.

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SECTION 1.14    DTC.  The term “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.15    DTC Participant.  The term “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.  A DTC Participant may or may not be a Beneficial Owner.  If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.  A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to be a party to, and bound by, the terms of the Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Owner of such ADSs.

SECTION 1.16    Exchange Act.  The term “Exchange Act” shall mean the US Securities Exchange Act of 1934, as amended.

SECTION 1.17    Owner.  The term “Owner” shall mean the person in whose name an ADS is registered on the books of the Depositary maintained for such purpose.  An Owner may or may not be a Beneficial Owner.  If an Owner is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name.  The manner in which an Owner holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which the services are made available to, Owners pursuant to the terms of the Deposit Agreement.

SECTION 1.18    Receipts/ADRs.  The terms “Receipts” and “ADRs” shall mean the American Depositary Receipts issued to evidence Certificated ADSs.

SECTION 1.19    Registrar.  The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided.

SECTION 1.20    Restricted Securities.  The term “Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act of 1933 or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Russian Federation, or under a shareholder agreement or the Charter of the Company unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act of 1933, and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

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SECTION 1.21    Russian Central Securities Depository.  The term “Russian Central Securities Depository” shall mean the Russian National Settlement Depository and any other organization that is a central securities depository in the Russian Federation for the Deposited Securities.

SECTION 1.22    Russian Share Registrar.  The term “Russian Share Registrar” shall mean the entity that maintains the Share Register for the Shares or any successor thereto and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.23    Securities Act of 1933.  The term “Securities Act of 1933” shall mean the US Securities Act of 1933, as amended.

SECTION 1.24    Share Register.  The term “Share Register” shall mean the shareholder register maintained by the Russian Share Registrar in which ownership and other rights of the Shares are registered.

SECTION 1.25    Shares.  The term “Shares” shall mean common shares in registered form of the Company, par value 25 Rubles each, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

SECTION 1.26    Uncertificated ADS(s).  The terms “Uncertificated ADSs” shall have the meaning set forth in Section 2.10 of the Deposit Agreement.”

2.           Amendment to Section 2.01 of the Original Deposit Agreement–Form and Transferability of Receipts.  Section 2.01 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“SECTION 2.01  Form and Transferability of ADSs.

(a)           Form.  Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs.  The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law.  ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs.  No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding under the terms of the Original Deposit Agreement and which has become subject to the terms of the Deposit Agreement in all respects).  ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.  The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding under the Deposit Agreement.

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(b)           Legends.  The ADRs may, upon written request of the Company or upon consultation with the Company, be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations under the Deposit Agreement, (ii) required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) required by any book-entry system in which the ADSs are held.  Owners and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Owners, on the ADR registered in the name of the applicable Owners or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(c) Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Owner of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Owner registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Owner registered on the books of the Depositary.

(d)           Book-Entry Systems.  The Depositary shall make arrangements for the acceptance of the ADSs into DTC.  All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”).  As such, the nominee for DTC will be the only “Owner” of all ADSs held through DTC.  Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Citibank (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.  The Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the Deposit Agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs).”

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3.           Amendment to Section 2.02 of the Original Deposit Agreement–Deposits of Shares.  Section 2.02 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“SECTION 2.02 Deposit of Shares. Subject to the terms and conditions of the Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any affiliate of the Company, to Section 5.07 of the Deposit Agreement) at any time, whether or not the transfer books of the Company, the Russian Central Securities Depository or the Russian Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A) confirmation of book-entry transfer and recordation in the transfer books of the Russian Share Registrar and/or of the Russian Central Securities Depository, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited, (D) evidence satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in the Russian Federation, and (E) if the Depositary so requires,(i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

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Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except as contemplated by Section 2.11 of the Deposit Agreement) nor (b) any fractional Shares or fractional Deposited Securities.  No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Russian Federation and any necessary approval has been granted by any applicable governmental body in the Russian Federation, if any.  The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.11 of the Deposit Agreement, or (B) any Shares or other securities the deposit of which would violate any provisions of the Charter of the Company.  For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

 The Depositary shall instruct the Custodian upon each Delivery of registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such Deposited Securities, for registration of transfer into the name of the Depositary, the Custodian or a nominee of either, as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made.  Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary or a nominee of the Depositary, in each case, on behalf of the Owners and Beneficial Owners, at such place(s) as the Depositary or the Custodian shall determine.  Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Securities, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities.  Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Securities, in each case only on behalf of the Owners and Beneficial Owners of the ADSs representing the Deposited Securities, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs.  The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Securities on behalf of the Owners and Beneficial Owners of ADSs representing the Deposited Securities, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.”

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4.           Amendment to Section 2.03 of the Original Deposit Agreement–Execution and Delivery of Receipts.  Section 2.03 of the Original Deposit Agreement is amended, as of the Effective Date but subject to Section 2.01 of this Amendment, to read as follows:

“Issuance and Delivery of ADSs.

The Depositary has made arrangements with the Custodian for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 2.02 of the Deposit Agreement, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the Share Register or on the books of the Russian Central Securities Depository, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered.  Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit of Shares and issuing ADSs (as set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s).  The Depositary shall only issue ADSs in whole numbers and Deliver, if applicable, ADR(s) evidencing whole numbers of ADSs.  Nothing herein shall prohibit any Pre-Release transaction upon the terms set forth in the Deposit Agreement.”

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5.           Amendment to Section 2.04 of the Original Deposit Agreement–Transfer of Receipts; Combination and Split-up of Receipts.  Section 2.04 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“Transfer, Combination and Split-up of ADRs.

(a)           Transfer.  The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Owner (or by a duly authorized attorney of the Owner) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)           Combination & Split-Up.  The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Owner thereof, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Owner (or by a duly authorized attorney of the Owner) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.”

6.           Amendment to Section 2.05 of the Original Deposit Agreement–Surrender of Receipts and Withdrawal of Shares.  Section 2.05 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

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“Surrender of ADSs and Withdrawal of Deposited Securities.

The Owner of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Charter and of any applicable laws and the rules of the Russian Central Securities Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the ADRs evidencing the ADSs so canceled, of the Charter of the Company, of any applicable laws and of the rules of the Russian Central Securities Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Securities consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.”

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7.           Amendment to Section 2.06 of the Original Deposit Agreement–Limitations on Execution and Delivery, Transfer and Surrender of Receipts.  All references in Section 2.06 of the Original Deposit Agreement to “Receipts” (except in the text “Notwithstanding anything to the contrary in this Deposit Agreement or the Receipts” in the second paragraph therein) are amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to refer to “ADSs”.

8.           Amendment to Section 2.09 of the Original Deposit Agreement–Pre-Release of Receipts.  All references in Section 2.09 of the Original Deposit Agreement to “Receipts” are amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to refer to “ADSs”.

9.           Amendment to Article 2 of the Original Deposit Agreement–Form of Receipts, Deposit of Shares, Execution and Delivery, Transfer and Surrender of Receipts.  Article 2 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to insert the following Section 2.10:

“SECTION 2.10  Certificated/Uncertificated ADSs.  Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”).  When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities.  Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose.  Owners of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs, and (y) the continued availability of Certificated ADSs in the U.S.  Owners of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s).  Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Owner(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Owners of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Owners, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement or applicable law, and (b) the terms of such rules and regulations are readily available to Owners upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Owners of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Owners' Uncertificated ADSs under the terms of Section 6.02 of the Deposit Agreement.  When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.03, 4.02, 4.03, 4.04, and 4.08 of the Deposit Agreement, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Owner to issue Certificated ADSs.  All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10.  The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10.  Any references in the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s).  Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.10) and (b) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.”

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10.           Amendment to Article 2 of the Original Deposit Agreement– Form of Receipts, Deposit of Shares, Execution and Delivery, Transfer and Surrender of Receipts.  Article 2 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to insert the following Section 2.11:

“SECTION 2.11 Restricted ADSs.  The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Securities in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”).  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”).  Notwithstanding anything contained in this Section 2.11, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate.  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws.  The depositors of such Restricted Shares and the Owners of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as Certificated ADSs), or to be included in the statements issued from time to time to Owners of Uncertificated ADSs (if the Restricted ADSs are to be issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn.  The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release transactions.  The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs.  The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Owner thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Owner thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer.  Except as set forth in this Section 2.11 and except as required by applicable law, the Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.11) and (b) the terms of (i) this Section 2.11 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.11 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

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If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.11 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, and (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.11 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release transactions and for inclusion in the applicable book-entry settlement systems.”

11.           Amendment to Article 3 of the Original Deposit Agreement–Obligations of Owners and Beneficial Owners of Receipts.  Article 3 of the Original Deposit Agreement is amended, as of the Effective date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF ADSs

SECTION 3.01  Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Owner and any Beneficial Owner may be required, and every Owner and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Russian Share Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s).  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 2.06 of the Deposit Agreement, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or copies of written representations and warranties which it receives from Owners and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Owner or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal.  Nothing herein shall obligate the Depositary to (i) except to the extent that information is accessible from the records of the Depositary, obtain any information for the Company if not provided by the Owners or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Owners or Beneficial Owners.

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SECTION 3.02  Liability for Taxes and Other Charges.  Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Securities, ADSs or ADRs shall be payable by the Owners and Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities, and may sell for the account of an Owner and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Owners or Beneficial Owners in respect of the ADSs, Deposited Securities and ADRs, the Owner and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 2.06 of the Deposit Agreement) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners under this Section 3.02 of the Deposit Agreement shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

SECTION 3.03  Representations and Warranties on Deposit of Shares.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities  (except as contemplated in Section 2.11 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

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SECTION 3.04  Compliance with Information Requests.  Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable Russian law, the rules and requirements of the Moscow Exchange, the London Stock Exchange and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Charter of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Owners and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to assist the Company in obtaining such information, including to forward, upon the request of the Company (directly or indirectly through the Russian Central Securities Depository or the Russian Share Registrar) and at the Company’s expense (subject to Section 5.09 of the Deposit Agreement), any such request from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary.”

12.           Amendment to Section 4.01 of the Original Deposit Agreement–Cash Distributions.  Section 4.01 of the Original Deposit Agreement is amended to remove, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, any references in such Section that require ADSs to be evidenced by Receipts or that require Owners to hold Receipts.

13.           Amendment to Section 4.02 of the Original Deposit Agreement–Distributions Other than Cash, Shares or Rights.  Section 4.02 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by replacing all references to (a) “equitable and practicable” and (b) “feasible” therein, in each case with references to “reasonably practicable”.

14.           Amendment to Section 4.03 of the Original Deposit Agreement–Distributions of Shares.  Section 4.03 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall, if the Company so requests, distribute to the Owners of outstanding ADSs entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of ADSs, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. The Depositary may withhold any such distribution of ADSs if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering fractional ADSs in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.”

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15.           Amendment to Section 4.04 of the Original Deposit Agreement–Rights.  Section 4.04 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“Distribution of Rights to Purchase Additional ADSs.

(a)           Distribution to ADS Owners.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to all or certain Owners of ADSs.  Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to all or certain Owners of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to all or certain Owners.  The Depositary shall make such rights available to such Owners only if (i) the Company shall have timely requested that such rights be made available to all or certain Owners, (ii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to all or certain Owners of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.04(b) of the Deposit Agreement.  In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS record date (upon the terms described in Section 4.06 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the relevant Owners to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise rights to subscribe for Shares (rather than ADSs).

Notwithstanding the foregoing, in circumstances in which rights would otherwise not be distributed, if an Owner of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary will make such rights available to such Owner upon written instruction from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised by such Owner, and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

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(b)           Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to all or certain Owners or requests that the rights not be made available to all or certain Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, or determines it is not reasonably practicable to make the rights available to all or certain Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.01 of the Deposit Agreement.  Because Russian law presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to all or certain Owners upon the terms described in Section 4.04(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.04(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse.

The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Owners in general or any Owners in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution, except to the extent the content of such materials is directly related to Citibank, N.A.’s role as the Depositary and is provided by the Depositary in connection with the distribution of such rights.

Notwithstanding anything to the contrary in Section 4.04 of the Deposit Agreement, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law in any other applicable country in which rights would be distributed) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws in any other applicable country in which rights would be distributed.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Securities (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners of ADSs shall be reduced accordingly.  In the event that the Depositary determines that any distribution of Deposited Securities (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Securities (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

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There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.”

16.           Amendment to Section 4.05 of the Original Deposit Agreement–Conversion of Foreign Currency.  Section 4.05 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by (a) deleting the text “into the Depositary’s foreign investment account in the Russian Federation,” in the first paragraph therein, (b) replacing the text “Receipt” in the first paragraph therein with the text “ADSs”, (c) replacing the text “reasonable basis” in the first paragraph and third paragraph therein with the text “practicable basis”, and (d) deleting the text “in its discretion” in the third paragraph and fourth paragraph therein.

17.           Amendment to Section 4.06 of the Original Deposit Agreement–Fixing of Record Date.  Section 4.06 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by deleting sub-clause (c) thereof.

18.           Amendment to Section 4.07 of the Original Deposit Agreement–Voting of Deposited Securities.  Section 4.07 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06 of the Deposit Agreement.  The Depositary shall, if requested by the Company in writing in a timely manner, at the Company’s expense (subject to Section 5.09 of the Deposit Agreement) and provided no U.S. legal prohibitions exist, distribute to Owners as of the ADS record date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Owners at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Charter of the Company and the provisions of, or governing, the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Owner’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.  In the event the Company fails to give the Depositary timely notice of the proposed meeting at which holders of Deposited Securities are entitled to vote, or of the solicitation of consents or proxies from holders of Deposited Securities, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.07 of the Deposit Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform such actions contemplated in Section 4.07 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts in performing such actions.

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Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Upon the timely receipt from an Owner of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Charter of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Owner’s ADSs in accordance with such voting instructions. Notwithstanding the terms of the Deposit Agreement, it will be a condition that the Owners of ADSs providing voting instructions to the Depositary also provide the Depositary and the Company, the Russian Central Securities Depository and the Russian Share Registrar, as the case may be, with such information about, and documents pertaining to, the applicable Owners and/or Beneficial Owners of the ADSs being voted as may be required under Russian law as in effect from time to time, and any voting instructions provided to the Depositary without the requisite information and documentation, in each case satisfactory to the Company and the Depositary, will be disregarded.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted.  Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein.  If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs for one or more items to be voted on, the Depositary shall vote “abstain” the Deposited Securities represented by such Owner’s ADSs for those items for which the manner of vote was not specified.  Unless otherwise reasonably requested by the Company, on the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall give notice to the Company of the voting instructions received by the Depositary from the Owners.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

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There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.”

19.           Amendment to Section 4.08 of the Original Deposit Agreement–Changes Affecting Deposited Securities.  Section 4.08 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by (a) replacing the text “execute” in the last sentence thereof with the text “issue” and (b) replacing all references to “Receipts” therein with references to “ADSs”.

20.           Amendment to Section 4.09 of the Original Deposit Agreement–Reports.  Section 4.09 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“Reports/Available Information. The Depositary shall make available for inspection by Owner at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also provide or make available to Owners copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  As of the date hereof the Company’s internet website is www.lukoil.com.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

Whenever the Company intends to make a distribution of cash, Shares or rights to subscribe for additional Shares to holders of and in respect of any Deposited Securities, the Company shall, to the extent reasonably practicable, give timely notice to the Depositary of such proposed distribution.

Notwithstanding anything in the Deposit Agreement or any Receipt to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution, the Depositary agrees to use commercially reasonable efforts to perform the corresponding actions contemplated in the Deposit Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts in performing such actions.”

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21.           Amendment to Section 4.10 of the Original Deposit Agreement–List of Owners.  Section 4.10 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by (a) replacing the text “the Company and the Russian Share Registrar” with the text “the Company, the Russian Central Securities Depository and/or the Russian Share Registrar” therein and (b) replacing all references to “Receipts” therein with references to “ADSs”.

22.           Amendment to Section 4.11 of the Original Deposit Agreement–Withholding.  All references to “Receipts” in Section 4.11 of the Original Deposit Agreement are replaced, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by references to “ADSs”.

In addition, Section 4.11 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of the Amendment, to add the following paragraphs at the end of Section 4.11:

“Before making any payment of dividends or other distributions in respect of any Deposited Securities, the Custodian shall make the maximum deduction for Russian withholding tax then applicable to such payments, unless the Owners have presented to the Custodian such information on the Owners (and as the case may be the Beneficial Owners) as may be required by Russian and other applicable law or by the Custodian to allow the Custodian to make a lower deduction for withholding tax.

The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Owners and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.”

23.           Amendment to Section 5.01 of the Original Deposit Agreement–Maintenance of Office and Transfer Books by Depositary.  Section 5.01 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by (a) replacing the text “Receipts or the American Depositary Shares evidenced thereby” in the last paragraph thereof with the text “ADSs” and (b) replacing all other references to “Receipts” therein with references to “ADSs”.

24.           Amendment to Section 5.02 of the Original Deposit Agreement–Prevention or Delay in Performance by the Depositary or the Company.  Section 5.02 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by (a) replacing all references to “Receipts” therein with references to “ADSs”, (b) in sub-clause (b)(i) thereof, adding the text “the Russian Central Securities Depository,” before the text “the Company or its Agents” and (c) adding the text “of the Deposit Agreement” after the text “pursuant to Sections 4.01 through 4.04” therein.

25.           Amendment to Section 5.03 of the Original Deposit Agreement–Obligations of the Depositary, the Custodian and the Company.  The penultimate paragraph of Section 5.03 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by adding the text “the Russian Central Securities Depository,” before the text “the Company or its Agents”.

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26.           Amendment to Section 5.05 of the Original Deposit Agreement–The Custodian.  The first paragraph of Section 5.05 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment to read as follows:

“The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, after consultation with the Company, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may, after consultation with the Company, appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.”

27.           Amendment to Section 5.08 of the Original Deposit Agreement–Indemnity.  The last paragraph of Section 5.08 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its directors, employees, agents and affiliates due to their negligence or bad faith.  In addition, the Depositary agrees to seek recourse for the benefit of the Company against the Custodian for any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by the Company and which arises out of acts performed or omitted by the Custodian in respect of the ADSs due to the negligence or bad faith of the Custodian.”

28.           Amendment to Section 5.09 of the Original Deposit Agreement–Charges of the Depositary.  Section 5.09 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“The Company, the Owners, the Beneficial Owners, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay the ADS fees and charges identified as payable by them respectively in the ADS fee schedule attached to the Deposit Agreement as Exhibit B.  All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Owners and Beneficial Owners, any such change may be made only in the manner contemplated in Section 6.01 of the Deposit Agreement.  The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

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ADS fees and charges payable upon (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person to whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person whose ADSs are being cancelled (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Owners as of the applicable ADS record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Owners as of the ADS record date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Owners.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company agree from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  The charges and expenses of the Custodian are for the sole account of the Depositary.  The foregoing payments and reimbursements by the Company and the Depositary shall be made upon such terms and conditions as the Company and Depositary may agree separately from time to time, including with respect to time periods, documentation and other information required under applicable accounting rules and regulations.

The obligations of Owners and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.”

29.           Amendment to Section 5.11 of the Original Deposit Agreement–Exclusivity.  Section 5.11 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by deleting the text therein in its entirety and replacing it with the text “[RESERVED]”.

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30.           Amendment to Section 5.13 of the Original Deposit Agreement–Share Registrar.  Section 5.13 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“The Company agrees that it shall, at any time and from time to time: (i) take any and all action reasonably necessary to ensure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities; and (ii) use commercially reasonable efforts to assist the Depositary, the Custodian or their respective agents in obtaining access to the Share Register during ordinary business hours in Moscow, Russia, to the extent that the Depositary, in its reasonable discretion, may deem necessary in connection with the Deposit Agreement, subject to applicable law.”

31.           Amendment to Section 6.01 of the Original Deposit Agreement–Amendment.  Section 6.01 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“Subject to the terms and conditions of this Section 6.01 of the Deposit Agreement and applicable law, the ADRs outstanding at any time, the provisions of the Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Owners or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Owners or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Owners of outstanding ADSs.  Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners.  Every Owner and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby.  In no event shall any amendment or supplement impair the right of the Owner to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.”

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32.           Amendment to Section 6.02 of the Original Deposit Agreement–Termination.  Section 6.02 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of the Deposit Agreement, to read as follows:

“The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Owners of ADSs is referred to as the “Termination Date”.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Owners and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Owners whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Owners and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Owners to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).”

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33.           Amendment to Section 7.01 of the Original Deposit Agreement–Counterparts.  Section 7.01 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Copies of the Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Owner during business hours.”

34.           Amendment to Section 7.02 of the Original Deposit Agreement–No Third Party Beneficiaries.  Section 7.02 of the Original Deposit Agreement is amended, as of Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its affiliates may at any time have multiple banking relationships with the Company, the Owners, the Beneficial Owners, and their respective affiliates, (ii) Citibank and its affiliates may be engaged at any time in transactions in which parties adverse to the Company, the Owners, the Beneficial Owners or their respective affiliates may have interests, (iii) the Depositary and its affiliates may from time to time have on their possession non-public information about the Company, the Owners, the Beneficial Owners, and their respective affiliates, (iv) nothing contained in the Deposit Agreement shall (a) preclude Citibank or any of its affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate Citibank or any of its affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, and (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its affiliates may have about the Company, the Owners, the Beneficial Owners, or any of their respective affiliates.”

35.           Amendment to Section 7.04 of the Original Deposit Agreement–Owners and Beneficial Owners as Parties; Binding Effect.  All references to “Receipts” in Section 7.04 of the Original Deposit Agreement are replaced, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by references to “ADSs”.

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36.           Amendment to Section 7.05 of the Original Deposit Agreement–Notices to the Company.  Section 7.05 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to PJSC “LUKOIL”, 11 Sretensky Boulevard, Moscow 101000, Russian Federation, Attention: Investor Relations Department, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention:  Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given (a) if personally delivered or sent by mail addressed to such Owner at the address of such Owner as it appears on the books of the Depositary or, if such Owner shall have filed with the Depositary a request that notices intended for such Owner be mailed to some other address, at the address specified in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose.  Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners of ADSs held by such other Owners.  Any notices given to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold as the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by an Owner.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Owner, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.”

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37.           Amendment to Section 7.07 of the Original Deposit Agreement–Submission to Jurisdiction; Appointment of Agent for Service of Process.  Section 7.07 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, by deleting the text “Corporate Service Company, in the United States of America” and replacing it with the text “Puglisi & Associates, now at 850 Library Avenue, Suite 204, Newark, Delaware 19711, United States of America”.

38.           Amendment to Section 7.09 of the Original Deposit Agreement–Governing Law.  Section 7.09 of the Original Deposit Agreement is amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as follows:

“The Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.  Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, (i) the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Russian Federation (or, if applicable, such other laws as may govern the Deposited Securities), and (ii) the authorization and execution by the Company of the Deposit Agreement shall be governed by the laws of the Russian Federation.”

SECTION 2.04    Amendments to ADRs.

1.  Amendment to Form of Receipt.  The form of Receipt attached as Exhibit A to the Original Deposit Agreement, and each Receipt outstanding as of the Effective Date, is amended and restated as of the Effective Date to read as Exhibit A to this Amendment.  From and after the Effective Date all references in the Deposit Agreement to the form of Receipt attached as Exhibit A to the Deposit Agreement shall mean the form of Receipt attached as Exhibit A to this Amendment.  To the extent any conflicts arises between the terms of (i) the Deposit Agreement as amended by this Amendment and (ii) the terms of the form of Receipt attached to this Amendment as Exhibit A, the terms of the form of Receipt attached to this Amendment as Exhibit A will govern.

2.  Amendment to Outstanding Receipts.  Paragraphs 1 through 23 of each Receipt outstanding as of the Effective Date are amended, as of the Effective Date but subject to the terms of Section 2.01 of this Amendment, to read as the corresponding paragraphs set forth in Exhibit A to this Amendment.  To the extent any conflicts arises between the terms set forth in Paragraphs 1 through 23 of (i) any Receipt outstanding as of the Effective Date, and (ii) the form of Receipt attached as Exhibit A to this Amendment, the terms of the form of Receipt attached to this Amendment as Exhibit A will govern.

ARTICLE III

MISCELLANEOUS

SECTION 3.01    New ADRs.  From and after the Effective Date, the Depositary shall arrange to have new ADRs printed that reflect the changes to the form of ADR effected by this Amendment.  All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADRs attached as Exhibit A to this Amendment.  However, ADRs issued prior or subsequent to the Effective Date, which do not reflect the changes to the form of ADRs effected by this Amendment, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

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SECTION 3.02    Notice of Amendment to Owners of ADSs.  The Depositary is hereby directed to send notices informing the Owners of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Owners of ADSs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 3.01 of this Amendment.

SECTION 3.03    Ratification.  Except as expressly amended by this Amendment, the terms, covenants and conditions of the Original Deposit Agreement as originally executed are hereby ratified and shall remain in full force and effect.

SECTION 3.04    Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.  Notwithstanding anything contained in the Original Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, (i) the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Russian Federation (or, if applicable, such other laws as may govern the Deposited Securities), and (ii) the authorization and execution by the Company of this Amendment shall be governed by the laws of the Russian Federation.

SECTION 3.05    Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

PJSC “LUKOIL” By: ________________________________ Name: Title: By: ________________________________ Name: Title:

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CITIBANK, N.A., as Depositary By: _______________________________ Name: Title:

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EXHIBIT A

[FORM OF ADR - FACE OF ADR]

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one (1) deposited Share)

CITIBANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES OF
PAR VALUE OF 25 RUBLES EACH OF
PJSC “LUKOIL”
(INCORPORATED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

Citibank, N.A., as depositary (hereinafter called the “Depositary”), hereby certifies that _____________________________ IS THE OWNER OF ______________________________________

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein, called “Shares”) of PJSC “LUKOIL”, incorporated under the laws of the Russian Federation (herein called the “Company”). At the date hereof, each American Depositary Share represents one (1) Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Moscow, Russian Federation office of Sberbank of Russia (herein called the “Custodian”).

THE DEPOSITARY’S PRINCIPAL OFFICE ADDRESS IS
388 GREENWICH STREET, NEW YORK, N.Y. 10013

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of March 11, 1998, as amended by that certain Amendment No. 1 to the Deposit Agreement, dated as of [•], 2017 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares (“ADSs”) issued thereunder, each of whom by accepting an ADS agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Principal Office in New York City.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF ADSs AND WITHDRAWAL OF DEPOSITED SECURITIES.

The Owner of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Owner (or a duly-authorized attorney of the Owner) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Owner of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the ADRs evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Charter and of any applicable laws and the rules of the Russian Central Securities Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the ADRs evidencing the ADSs so canceled, of the Charter of the Company, of any applicable laws and of the rules of the Russian Central Securities Depository, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one (1) Share.  In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Securities consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.

3.           TRANSFERS, COMBINATION AND SPLIT-UP OF ADRs.

(a)           Transfer.  The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Owner (or by a duly authorized attorney of the Owner) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)           Combination & Split-Up.  The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Owner thereof, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Owner (or by a duly authorized attorney of the Owner) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.  The delivery of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.           LIABILITY FOR TAXES AND OTHER CHARGES.

Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Securities, ADSs or ADRs shall be payable by the Owners and Beneficial Owners to the Depositary.  The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities, and may sell for the account of an Owner and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Owners or Beneficial Owners in respect of the ADSs, Deposited Securities and ADRs, the Owner and the Beneficial Owner remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 2.06 of the Deposit Agreement) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners under Section 3.02 of the Deposit Agreement shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

5.           REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.11 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.           PROOFS, CERTIFICATES AND OTHER INFORMATION.

Any person presenting Shares for deposit, any Owner and any Beneficial Owner may be required, and every Owner and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Russian Share Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s).  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 2.06 of the Deposit Agreement, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or copies of written representations and warranties which it receives from Owners and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Owner or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal.  Nothing herein shall obligate the Depositary to (i) except to the extent that information is accessible from the records of the Depositary, obtain any information for the Company if not provided by the Owners or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Owners or Beneficial Owners.

Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable Russian law, the rules and requirements of the Moscow Exchange, the London Stock Exchange and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Charter of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Owners and/or Beneficial Owners at the time of such request.

7.           CHARGES OF THE DEPOSITARY.

The following fees are payable under the terms of the Deposit Agreement:

(i)
ADS Issuance Fee:  by any person receiving ADSs (e.g., an issuance of ADSs upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding ADS issuances described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) issued;

(ii)
ADS Cancellation Fee:  by any person whose ADSs are being cancelled (e.g., a cancellation of ADSs for delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled;

(iii)
Cash Distribution Fee:  by any person to whom the distribution is made, a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  by any person to whom the distribution is made, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs pursuant to (a) stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  by any person to whom the distribution is made, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares); and

(vi)	Depositary Services Fee: by any person holding ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Owners, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the Share Register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Owners and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement;

(e)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations applicable to Shares, Deposited Securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All ADS fees and charges may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Owners and Beneficial Owners, any such changes may be made only in the manner contemplated by paragraph (21) of this ADR and as contemplated in the Deposit Agreement.  The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable upon (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person to whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person whose ADSs are being cancelled (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  ADS fees and charges in respect of distributions and the ADS service fee are payable by Owners as of the applicable ADS record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed.  In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Owners as of the ADS record date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Owners.  For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company agree from time to time.  Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  The charges and expenses of the Custodian are for the sole account of the Depositary.  The foregoing payments and reimbursements by the Company and the Depositary shall be made upon such terms and conditions as the Company and Depositary may agree separately from time to time, including with respect to time periods, documentation and other information required under applicable accounting rules and regulations.

The obligations of Owners and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

8.           PRE-RELEASE OF ADSs.

Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of ADSs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADSs has been Pre-Released. The Depositary may receive ADSs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom ADSs or Shares are to be delivered, that such person, or its customer, owns the Shares or ADSs to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of ADSs which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit from time to time for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above will be held by the Depositary in connection with a Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or ADSs upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.           TITLE.

Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Owner of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Owner registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Owner registered on the books of the Depositary.

10.           FORM.

Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs.  The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law.  ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs.  No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered (other than an American depositary receipt issued and outstanding under the terms of the Original Deposit Agreement and which has become subject to the terms of the Deposit Agreement in all respects).  ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding under the Deposit Agreement.

11.           REPORTS/AVAILABLE INFORMATION; INSPECTION OF TRANSFER BOOKS.

The Depositary shall make available for inspection by Owner at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also provide or make available to Owners copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  As of the date hereof the Company’s internet website is www.lukoil.com.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

Whenever the Company intends to make a distribution of cash, Shares or rights to subscribe for additional Shares to holders of and in respect of any Deposited Securities, the Company shall, to the extent reasonably practicable, give timely notice to the Depositary of such proposed distribution.

Notwithstanding anything in the Deposit Agreement or any Receipt to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution, the Depositary agrees to use commercially reasonable efforts to perform the corresponding actions contemplated in the Deposit Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts in performing such actions.

The Depositary will keep books, at its Principal Office, for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Owners of ADSs provided that such inspection shall not be for the purpose of communicating with Owners of ADSs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADSs.

Dated:

CITIBANK, N.A. as Transfer Agent and Registrar	CITIBANK, N.A. as Depositary

By:	By:
Authorized Signatory	Authorized Signatory

[FORM OF ADR - REVERSE OF ADR]

12.           DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 and Section 5.09 of the Deposit Agreement) to the Owners of ADSs entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the ADSs representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of ADSs entitled thereto, in any manner that the Depositary may deem reasonably practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of ADSs entitled thereto, or if for any other reason the Depositary deems such distribution not to be reasonably practicable, the Depositary may adopt such method as it may deem reasonably practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of ADSs entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall, if the Company so requests, distribute to the Owners of outstanding ADSs entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of ADSs, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. The Depositary may withhold any such distribution of ADSs if it has not received reasonably satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering fractional ADSs in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of ADSs or withdrawal of Deposited Securities under the Deposit Agreement is subject to any tax or other governmental charge which the Depositary determines, in its absolute discretion, it is, or may be, obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of ADSs entitled thereto.

13.           RIGHTS.

Distribution of Rights to Purchase Additional ADSs.

(a) Distribution to ADS Owners.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to all or certain Owners of ADSs.  Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to all or certain Owners of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to all or certain Owners.  The Depositary shall make such rights available to such Owners only if (i) the Company shall have timely requested that such rights be made available to all or certain Owners, (ii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to all or certain Owners of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.04(b) of the Deposit Agreement.  In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS record date (upon the terms described in Section 4.06 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the relevant Owners to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise rights to subscribe for Shares (rather than ADSs).

Notwithstanding the foregoing, in circumstances in which rights would otherwise not be distributed, if an Owner of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary will make such rights available to such Owner upon written instruction from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised by such Owner, and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

(b) Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to all or certain Owners or requests that the rights not be made available to all or certain Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, or determines it is not reasonably practicable to make the rights available to all or certain Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable.  The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.01 of the Deposit Agreement.  Because Russian law presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

(c) Lapse of Rights.  If the Depositary is unable to make any rights available to all or certain Owners upon the terms described in Section 4.04(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.04(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse.

The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Owners in general or any Owners in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution, except to the extent the content of such materials is directly related to Citibank, N.A.’s role as the Depositary and is provided by the Depositary in connection with the distribution of such rights.

Notwithstanding anything to the contrary in Section 4.04 of the Deposit Agreement, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law in any other applicable country in which rights would be distributed) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws in any other applicable country in which rights would be distributed.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Securities (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners of ADSs shall be reduced accordingly.  In the event that the Depositary determines that any distribution of Deposited Securities (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Securities (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

14.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADSs or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.           RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners of ADSs who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, and (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.           VOTING OF DEPOSITED SECURITIES.

As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06 of the Deposit Agreement.  The Depositary shall, if requested by the Company in writing in a timely manner, at the Company’s expense (subject to Section 5.09 of the Deposit Agreement)and provided no U.S. legal prohibitions exist, distribute to Owners as of the ADS record date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Owners at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Charter of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Owner’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.  In the event the Company fails to give the Depositary timely notice of the proposed meeting at which holders of Deposited Securities are entitled to vote, or of the solicitation of consents or proxies from holders of Deposited Securities, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.07 of the Deposit Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform such actions contemplated in Section 4.07 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts in performing such actions.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Upon the timely receipt from an Owner of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Charter of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Owner’s ADSs in accordance with such voting instructions. Notwithstanding the terms of the Deposit Agreement, it will be a condition that the Owners of ADSs providing voting instructions to the Depositary also provide the Depositary and the Company, the Russian Central Securities Depository and the Russian Share Registrar, as the case may be, with such information about, and documents pertaining to, the applicable Owners and/or Beneficial Owners of the ADSs being voted as may be required under Russian law as in effect from time to time, and any voting instructions provided to the Depositary without the requisite information and documentation, in each case satisfactory to the Company and the Depositary, will be disregarded.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Owner shall not be voted. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Owners or as otherwise contemplated herein. If the Depositary timely receives voting instructions from an Owner which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s ADSs for one or more items to be voted on, the Depositary shall vote “abstain” the Deposited Securities represented by such Owner’s ADSs for those items for which the manner of vote was not specified. Unless otherwise reasonably requested by the Company, on the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall give notice to the Company of the voting instructions received by the Depositary from the Owners.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may issue and deliver additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.

18.           PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE COMPANY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any ADSs, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its control, or (b) in the case of the Depositary only, (i) any act or failure to act of the Russian Central Securities Depository, the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Sections 4.01 through 4.04 of the Deposit Agreement); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any ADS by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

19.           OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith.

The Depositary shall not be liable to the Company, any Owner or Beneficial Owner or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Russian Central Securities Depository, the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (iv) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, (v) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (vi) any act of God or war or other circumstance beyond its control. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

20.           RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of ADSs to do so, it may, after consultation with the Company, appoint a substitute or additional custodian or custodians.

21.           AMENDMENT.

Subject to the terms and conditions of Section 6.01 of the Deposit Agreement and applicable law, the ADRs outstanding at any time, the provisions of the Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Owners or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Owners or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Owners of outstanding ADSs.  Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs to be settled solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners.  Every Owner and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby.  In no event shall any amendment or supplement impair the right of the Owner to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

22.           TERMINATION.

The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Owners of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination.  The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Owners of ADSs is referred to as the “Termination Date”.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Owners and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell securities and other property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any securities or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Owners whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Owners and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Owners and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Owners to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

23.           GOVERNING LAW; ARBITRATION; WAIVER OF IMMUNITIES

The Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.  Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, (i) the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Russian Federation (or, if applicable, such other laws as may govern the Deposited Securities), and (ii) the authorization and execution by the Company of the Deposit Agreement shall be governed by the laws of the Russian Federation.

The Deposit Agreement provides that any controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action that relates to or is based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in the Deposit Agreement. The Deposit Agreement further provides that any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement not subject to arbitration above shall be litigated in the Federal and state courts in the Borough of Manhattan.

The Company has agreed in the Deposit Agreement to appoint an agent in the United States for service of process.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of sovereign immunity from any legal action, suit or proceeding, from the giving of an relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24.           SHARE REGISTER

The Company agrees that it shall, at any time and from time to time: (i) take any and all action reasonably necessary to ensure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities; (ii) use commercially reasonable efforts to assist the Depositary, the Custodian or their respective agents in obtaining access to the Share Register during ordinary business hours in Moscow, Russia, to the extent that the Depositary, in its reasonable discretion, may deem necessary in connection with the Deposit Agreement, subject to applicable law.

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement

I.           Depositary Fees

The following fees are payable under the Deposit Agreement:

Service		Rate	By Whom Paid
(1)
Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.
		Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person receiving ADSs.
(2)	Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person whose ADSs are being cancelled.
(3)	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(6)	ADS Services.	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

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II.           Charges

Owners, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the Share Register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Owners and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement;

(v)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Deposited Securities.

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